Filed by MDT Funds

Pursuant to Rule 14a-6 of the Securities Act of 1934

Subject Company:  MDT Funds
Commission File No. 811-21141








                             MDT FUNDS CALL SCRIPT




Good (morning, afternoon, evening), may I please speak with ______? (Mr./Mrs.)______, my name is (full name) and I am calling on behalf of your investment with the MDT _____ Fund. I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled to take place on November 17, 2006. Have you received it? (proceed to YES or NO.)

YES
Great. As a convenience to you, I can go ahead and record your voting instructions over the phone if you would like. Your Board of Trustees is recommending a vote in favor of the proposal. Would you like to vote along with the recommendations of your Board? ( proceed to "YES" or "NO - offer to review proposal(s)".

NO
Sorry to hear that. I can have another package sent out to you. (Mr./Ms.) ______, is the correct address 100 Example Street, NY, NY 10165? (If no, enter new address.) Okay, thank you. You will receive the material shortly. Once you receive the material you can contact us to answer any questions you may have and also to issue your vote right over the phone, rather than mailing back the proxy card. If you have a pen or pencil handy, I'll leave you with our toll-free number. That number is 1-800-499-8541.

YES
Thank you. I am recording your ______ vote. For confirmation purposes, may I please have your city, state, and zip code? "Confirm Name, City, State and Zip." Thank you. You will receive written confirmation of your voting instructions in the mail.

NO - OFFER TO REVIEW PROPOSAL(S):
If you would like, I can review the meeting agenda with you right now and would be happy to answer any questions you may have. Would you like to me to do so? (If "YES" review proposals.) Would you like to vote along with the recommendations of your Board? (if yes, proceed, if no, proceed to "NO") Thank you. I am recording your ______ vote. For confirmation purposes, may I please have your city, state, and zip code? "Confirm Name, City, State and Zip."
Thank you. You will receive written confirmation of your voting instructions in the mail.

NO
Every vote is very important.   When you have a moment, please review the proxy
material and vote your shares by contacting us directly toll-free at 1-800-499-8541. You may also log on to the website listed on your proxy card, or sign the proxy card and mail it in the enclosed envelope.

ENDING THE CALL - THANK THE SHAREHOLDER
(Mr./Mrs.) _____, your vote is very important and your time is greatly appreciated. Thank you and have a nice (morning, afternoon,evening).




MDT Funds (ICA No. 811-21141) , together with Federated MDT Series ("Federated") (ICA No. 811-21904), fled a proxy statement/prospectus and other relevant documents concerning the planned transitions with the United States Securities and Exchange Commission (the "SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLANNED TRANSITIONS, OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSITIONS, AND RELATED MATTERS. Investors can obtain these documents free of charge at the SEC Web site (www.sec.gov). In addition, documents filed with the SEC by Federated are available free of charge at 1-800-341-7400 or FEDERATEDINVESTORS.COM.



Filed by MDT Funds

Pursuant to Rule 14a-6 of the Securities Act of 1934

Subject Company:  MDT Funds
Commission File No. 811-21141







MDT SCRIPT FOR NORTH HILLS CSRS

Since you are an MDT shareholder, I wanted to let you know that you will be receiving, or may have already received, proxy material for the shareholder meeting scheduled to take place on November 17, 2006.

Every vote is very important to us. When you have a moment, please review the proxy material and vote your shares by contacting MDT toll-free at 1-800-499-8541. You may also log onto the website listed on your proxy card, or sign the proxy card and mail it in the enclosed envelope. Thank you very much for your participation.


FYI: These proxies are mailing between 9/25 and 10/2, so the shareholders should begin receiving them shortly thereafter. If it is after 10/6 and they indicate during the call that they still have not received the proxy paperwork, our solicitor, the Altman Group, can send them another proxy package. Please email their account number(s) to Eryn Leigh Paat in FIT and she will arrange for the additional mailing through Altman.


MDT Funds (ICA No. 811-21141) , together with Federated MDT Series ("Federated") (ICA No. 811-21904) , filed a proxy statement/prospectus and other relevant documents concerning the planned transitions with the United States Securities and Exchange Commission (the "SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLANNED TRANSITIONS, OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSITIONS, AND RELATED MATTERS. Investors can obtain these documents free of charge at the SEC Web site (www.sec.gov). In addition, documents filed with the SEC by Federated are available free of charge at 1-800-341-7400 or FEDERATEDINVESTORS.COM.